                           Verizon West Virginia Inc.
                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                     Three Months Ended
(Dollars in Thousands)                                                                                 March 31, 2002
---------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes and extraordinary item                                                 $68,518
Equity in income from affiliate                                                                                     (13)
Dividends received from equity affiliate                                                                              3
Interest expense                                                                                                  4,146
Portion of rent expense representing interest                                                                     2,902
Amortization of capitalized interest                                                                                157
                                                                                                     ----------------------

Earnings, as adjusted                                                                                           $75,713
                                                                                                     ======================

Fixed charges:
Interest expense                                                                                                $ 4,146
Portion of rent expense representing interest                                                                     2,902
Capitalized interest                                                                                                 42
                                                                                                     ----------------------

Fixed Charges                                                                                                   $ 7,090
                                                                                                     ======================

Ratio of Earnings to Fixed Charges                                                                                10.68
                                                                                                     ======================